EXHIBIT NO. 5

                            MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW
                               ONE FRANKLIN SQUARE
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661

                                                     WRITER'S DIRECT DIAL NUMBER



July 20, 1999

Board of Directors
FSF Financial Corp.
201 Main Street South
Hutchinson, Minnesota 55350-2573

         Re:      Registration Statement Under the Securities Act of 1933
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Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of up to 116,800 shares of common stock, par value $.10 per share (the "Common Stock"), of FSF Financial Corp. (the "Company"). As special counsel to the Company, we have reviewed such legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Offering against full payment therefor, be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the heading "Legal
Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

         This opinion is given as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                        Sincerely,


                                        /s/Malizia Spidi & Fisch, PC
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                                        MALIZIA SPIDI & FISCH, PC